Investor Presentation Revised March 21, 2023 Property of Rimini Street ©2023 | Proprietary and Confidential 1

LEGAL DISCLAIMER @ 2023 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein. Investor Presentation This presentation is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a proposed investment in Rimini Street. The information contained herein does not purport to be all-inclusive. Rimini Street assumes no obligation to update the information in this presentation. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Forward-Looking Statements Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to sustain or achieve revenue growth or profitability and manage our cost of revenue; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle, and risks relating to retention rates; the loss of one or more members of our management team; our ability to attract and retain qualified employees and key personnel; challenges of managing growth profitably; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth; the impact of environmental, social and governance (ESG) matters; actions in response to any lingering impacts of the COVID-19 pandemic and its economic, operational and financial impacts on our business; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 1, 2023, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication. Non-GAAP Financial Measures This communication contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this presentation. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures. Property of Rimini Street ©2023 | Proprietary and Confidential 2

Company Overview Property of Rimini Street ©2023 3

Who We Are Property of Rimini Street ©2023 | Proprietary and Confidential 4 OPTIMIZE | EVOLVE | TRANSFORM Rimini Street (Nasdaq: RMNI) is a global provider of end-to-end enterprise software support, products and services. The Company offers a comprehensive family of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize clients’ enterprise application, database, and technology software platforms. We founded Rimini Street to disrupt and redefine the enterprise software support market by developing and delivering innovative new solutions that filled a then-unmet need in the enterprise software market. We became and remain the leading independent software support provider for Oracle and SAP products based on both the number of active clients supported and recognition by industry analyst firms. Over the years, as our reputation for technical capability, value, innovation, responsiveness and trusted reliability grew, clients and prospects began asking us to expand the scope of our support, product and service offerings to meet other current and evolving needs and opportunities related to their enterprise software. We also heard from prospects and clients that their goals include reducing the number of IT vendors to more manageable numbers from a governance perspective, with a desire to select vendors who can provide a wider scope of IT services and become true trusted partners. To meet the needs of our clients and prospects and to service what we believe is a significantly expanded addressable market opportunity, we designed, developed and are now delivering a new, expanded solutions portfolio (our “Solutions Portfolio”) for a wider array of enterprise software – including an expanded list of supported software; managed services for Oracle, SAP, IBM, Salesforce and open-source database software; and new solutions for security, interoperability, observability and consulting. We also now offer an integrated package of our services as Rimini ONE™, a unique end-to-end, “turnkey” outsourcing option for Oracle and SAP landscapes designed to optimize our clients’ existing technologies with a minimum of 15 extended years of operating lifespan and enable our clients to focus their IT talent and budget on potentially higher-value, innovative projects that will support competitive advantage and growth.

Senior Management Team Property of Rimini Street ©2023 | Proprietary and Confidential 5 Seth Ravin President, CEO & Chairman Sebastian Grady President, Strategic Initiatives Michael L. Perica EVP & Chief Financial Officer Nancy Lyskawa EVP, Global Client Onboarding Kevin Maddock EVP & Chief Recurring Revenue Officer David Rowe Chief Products Officer & EVP, Global Transformation Steven Salaets CIO and EVP, Global Shared Services, Security Brian Slepko EVP, Corporate Development Jeff Spicer EVP & Chief Marketing Officer

27% 24% 20% 11% 12% 6%Manufacturing TMT Services Public Sector & Education Healthcare & Retail Distribution & Transportation 53% 27% 14% 6% APAC EMEA Other U.S. Company Snapshot Founded: 2005 Public: Nasdaq: RMNI Global Headquarters: Las Vegas, NV USA Employees: 1,900+ Signed Clients: 5,000+ (includes 180 Fortune 500 and Global 100) Global Mkt Share (1) : 86%+ Avg Case Client Sat: 4.9+/5.0 Global Reach: 21 countries of operation, supporting clients in 159 countries Many Supported Products and Services PROFESSIONAL SERVICES AND SOLUTIONSMANAGED SERVICESSUPPORT SERVICES Revenue by Industry Revenue by Geography2 Global Platform Strategic roadmaps, Composable ERP, ERP modernization, Custom solutions, Cloud migrations, Database migrations, Security assessments, Rimini solution implementations, Licensing advisory, Health checks, Skills augmentation Strong Revenue Growth Profile Rimini Street is a global provider of end-to-end enterprise software support, products and services US$ IN MILLIONS 1. Based on Gartner metrics for independent support of Oracle and SAP products. 2. “Other” includes Americas excluding the U.S.. Property of Rimini Street ©2023 | Proprietary and Confidential 6 Fiscal Year 2022 $253 $281 $327 $374 $410 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2018 2019 2020 2021 2022

Rimini Street achieves an average client satisfaction rating on support cases of 4.9/5.0 (5.0 is “excellent”) Rimini Street Success Based on Client Success | Proprietary and Confidential 7 Over $7B in client savings 5,000+ clients served 180+ Fortune 500 and Global 100 clients served 159 countries supported OPTIMIZE | EVOLVE | TRANSFORM Our mission is to provide extraordinary technology solutions powered by extraordinary people that achieve each client’s strategic, operational, and financial goals. Property of Rimini Street ©2023

IT Budget & Business Challenges, Opportunity and Rimini Street Solutions Property of Rimini Street ©2023 8

THE BUDGET GOAL 60% TO OPERATE THE BUSINESS 40% BUSINESS TRANSFORMATION TODAY’S IT Budget Challenge THE BUDGET CHALLENGE TODAY 90% ONGOING OPERATIONS & ENHANCEMENTS 10% BUSINESS TRANSFORMATION DESIRED FUTURE Gartner – “IT Key Metrics Data 2021: Executive Summary” December 18, 2020“ Property of Rimini Street ©2023 | Proprietary and Confidential 9

Rimini Street has a portfolio of solutions and expertise for just about every business need TODAY’S Business Challenges Property of Rimini Street ©2023 | Proprietary and Confidential 10 Security, privacy, and compliance Maximizing return on investment Sample Problem Statement “Our ERP and CRM enterprise software is mission-critical to our business, but maintaining it is costly and resource-intensive.” Extract more value from investments and resources while reducing costs Sample Problem Statement “Our business must work smarter and faster. We need more actionable data and insight to make better decisions and run the business better.” Anticipate where customers and the market are going and shift quickly to compete and win Agility and speed Deliver an exceptional experience that exceeds customer expectations and drives advocacy Customer experience Sample Problem Statement “Our market is changing quickly and requires radically different operations and deliverables to meet customer demands.” Keep the business, customers, and data secure and comply with ever-evolving laws Sample Problem Statement “We have a large database landscape. It is expensive to maintain, even more expensive to upgrade — and we worry about securing it.”

RS

Rimini Street Solutions Portfolio

Rimini ONE™ — End-to-End Outsourcing Solution for Enterprise Software

Select Software Supported

ORACLE, SAP, salesforce, Microsoft, IBM, PostgreSQL, MariaDB, MySQL, mongoDB

Rimini Support™

Support solutions

Applications, databases, and technology support	Custom code support	Functional, technical and performance support	Tax, legal, and regulatory updates
Named Primary Support Engineers (PSE)	800 engineers with avg 15+ years of experience	24/7/365 with 10-minute guaranteed response	Up to 15 years of additional support

Rimini Manage™

Managed service solutions

Applications, databases, and technology management	Unlimited incidents, service requests, and admin tasks	24/7/365 monitoring and issue avoidance	Enhancements and automation

Rimini Protect™

Security solutions

Application, middleware, and database protection	Fast protection against known and unknown threats	Vulnerability analysis report	Compliance and strategic guidance

Rimini Connect™

Interoperability solutions

Applications, browsers, operating systems, and email interoperability	Future-proofing technology and tools	Avoid unnecessary upgrades/updates	Extend software life

Rimini Watch™

Observability and change management solutions

Technical, performance, and business process monitoring	24/7/365 monitoring with 10-minute guaranteed response	Change management	Issue avoidance

Rimini Consult™

Project solutions

- Rimini Smart Path™ application and technology assessments, roadmaps and strategies
- Software installation, configuration and upgrades
- Enterprise architecture
- Project management
- Interoperability and integrations
- Cloud and database migrations
- Custom code and enhancements
- Reporting and analytics
- Security strategy and hardening
- Staff and skills augmentation

Unlimited Model | **One Trusted Partner** | **Industry-Leading SLAs** | **License Models**: Perpetual | SaaS | Open Source | **Deployment Models**: Local | Hybrid | Cloud

Property of Rimini Street ©2023 | Proprietary and confidential

LR0014331 | 03202023

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Market Opportunity Property of Rimini Street ©2023 | Proprietary and Confidential 12 Global TAM, ITIL Levels 2/3/4, Security, Interoperability, Consulting(2,4,6,7) Rimini Current Offerings Total SAM $33.7 Billion(1,3,5) Total TAM $352 Billion(2,4,6,7)) SAP Managed Services, $7.4 B Oracle Managed Services, $3.8 B AMS for Salesforce, $3.5 B Oracle Support, $8.8 B SAP Support, $6.0 B Rimini Connect, $1.2 B Rimini Protect, $1.1 B Rimini Consult, $1.9 B $1.1 Billion of Cross-Sale Opportunity(1,5) “Rimini Street has enterprise software products, services and solutions to sell to just about any organization with revenues or budgets over US$200 million” 1. Rimini Street bottom-up estimate.as of Feb 2023, assuming Rimini charges 50% of vendor L3/L4 support fees. 2. Based on data from Forrester Research’s, The European Tech Market Forecast, 2022 to 2027 as of Dec 16, 2022 and US Tech Market Forecast 2022 to 2027 as of Jan 13, 2023 and Rimini Street’s own calculations. 3. Gartner Market Guide for Salesforce Service Providers, Jan 9, 2020, Sparks, Karamouzis, Sullivan, and Heiden. 4. Market Share Analysis: Application Managed Services, Worldwide, 2021. 5. Rimini Street bottom-up estimate as of Feb 2023, Managed Services, Connect, Protect, and Consult offered to Rimini Street Support clients. 6. Gartner Worldwide Information Security & Risk Management End-User Spending by Segment, 2021-2023, Market Segments Application Security and Data Security, Oct 2022. 7. Gartner Market Share Analysis: Integration Platform as a Service, Worldwide, 2021.

New Clients Growth Drivers Property of Rimini Street ©2023 | Proprietary and Confidential 13 Numerous avenues being pursued simultaneously for growth Note: Diagram shown only for illustrative purposes and is not indicative of magnitude of growth driver potential or priority. Global Expansion New Products New License Products Existing Clients • Enter additional countries • Expand capabilities in existing countries • Premium support services for SaaS products, including Salesforce and Workday • Application Management Services (AMS) • Add product support for additional software products from SAP, Oracle, and other vendors • Upsell / cross-sell additional products & packages to our client base • Expand beyond existing number of global sales reps

Unique solutions with strong, defensible technology, processes, know how, scale and leading global market position Competition Property of Rimini Street ©2023 | Proprietary and Confidential 14 Managed Services: Software Support & Maintenance: Primary Competitors • Only third-party support provider at global scale with more than 86% market share (according to Gartner metrics) • Substantial cost savings, ROI and value compared to software vendors • Support for all custom code • Custom global tax, legal and regulatory support for more than 150 countries • Excellent service experience (4.9 average out of 5 client satisfaction score) • Guaranteed no required upgrades for minimum fifteen (15) years • Preferred proprietary tools, methodologies and processes (some patents issued, others pending) • Only unified Support and Managed Services with a single, trusted IT partner at global scale • Substantial cost savings, ROI and value compared to systems integrator competitors • Only unified offering with “unlimited” cases for incidents and service requests • Enhancement Support • System Health Monitoring for issue avoidance • “Turnkey” service for Oracle, SAP and Salesforce systems • Excellent service experience (4.9 average out of 5 client satisfaction score) • Preferred proprietary tools, methodologies and processes Why Rimini Street Wins 2007 Infosys Technologies imited, Bangalore, India. Infosys believes the information in this publication is accurate as of its publication date; such information is sub ect to change without notice. Infosys acknowledges the proprietary rights of the trademarks and product names of other companies mentioned in this document.

Why Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 15

Growing List of Leading Global Companies ▪ Organizations are avoiding and delaying expensive, low-value enterprise software upgrades and migrations Property of Rimini Street ©2023 | Proprietary and Confidential

Why Clients Buy Reduce cost of Support and Application Management Services ▪ Lower annual fees ▪ Guarantee service on current releases for at least 15 years ▪ Higher quality service with broader scope Property of Rimini Street ©2023 | Proprietary and Confidential 17 And why they will buy even more Rimini Street solutions in the future Fund and focus on strategic initiatives that enhance competitive advantage and fuel growth ▪ Significant IT operating budget and staff redeployed from upgrades to strategic initiatives Improve ERP operating outcomes ▪ Top engineering talent and experience ▪ Best deliverables, such as TLR updates ▪ Unmatched client satisfaction, averaging 4.9/5.0 ▪ Average response time under 5 minutes for urgent cases

Why Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 18 TACTICAL STRATEGIC End of full release support by software vendor Fund innovation, competitive advantage, growth Avoid expensive and unneeded software upgrade or migration Take control of software asset, strategy and roadmap Need better enterprise software operational outcomes Integration to new system or technology Hard IT budget constraints & high operating costs limiting needed investments

Why Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 19 Clients BUY when they understand that Rimini Street solutions enable and help them achieve their strategic, operational, financial and IT goals Rimini Street Sales Messaging “Save time, money & resources; Get broader, better services and better response times; and you can fund innovation that supports growth” Industry Challenges & Opportunities Retail Example: “What a difficult time to be in retail – with Amazon driving already thin margins for many retailers even thinner, and everyone needing to spend huge efforts and investments on acquiring clients and getting them to come back again…” Product / Release Specific Knowledge, Challenges & Opportunities Retail Example: “With the need to focus on client acquisition, IT will likely need to focus its attention on eCommerce solutions and sales analytics…things that are more important than back-end ERP transactions. Doing an S/4HANA migration won’t help sales growth or profit margins.” Client-Specific Circumstances, Challenges & Opportunities Retail Example: CIO: “Yes, sales are challenging for growth, and profits are getting squeezed – and so is my IT budget. The company wants us to focus on the projects you mentioned.” +

Why Manufacturing Clients Buy

Manufacturing Market Landscape

- Key Competitive Focus: Cash liquidity, increased ROIC, supply chain management
- High Priority IT Spend: Reduced operating costs through innovation and technology
- Rimini Success: 30 of the top 100 global manufacturers
- Case Studies: Mitsubishi, Bausch and Lomb, Tupperware, Kelly-Moore, HanesBrands, Del Monte, Libbey Glass, Ricoh, Lenox, Yamaha, American Standard, Seiko

CLIENT SPOTLIGHT

HYUNDAI

- $200B vehicle manufacturer and conglomerate
- 120,000 employees, 40+ countries of operation
- Wanted to optimize TCO, improve operations and reallocate resources to cloud and AI innovation
- Scope
  - Oracle Database (~ 1,500 instances globally)

"The huge cost reductions we've achieved — with zero impact to our company-critical IT operations — have enabled us to invest in the technologies and expertise that will support future ground-*breaking innovations."*

Heegon Kim,
Head of Department, Cloud Technology Team
Hyundai Motor Group

Property of Rimini Street ©2023 | Proprietary and Confidential

Why Retail Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 21 Retail Market Landscape ▪ Key Competitive Focus: Consumer acquisition, cost management, digital business models ▪ High Priority IT Spend: Ability to successfully compete with online retailers ▪ Rimini Success: 25% of top 100 U.S. retailers and many major global retailers ▪ Case Studies: Ross Stores, Nine West, Papa John’s, Savers, Pier 1, Cole Hahn, Circle K, Carico International, Hasegawa Co. CLIENT SPOTLIGHT John Zavada Petco “Rimini Street has been one of our bigger cost- saving initiatives that we’ve implemented.” “We actually have a tale of two stories… one that was a slam dunk with Oracle Financials… Retail Suite was actually new and that team basically was not very comfortable with this move. They're now raving fans.” ▪ $3B specialty retailer ▪ 1,500 stores, 25K employees ▪ Wanted to optimize enterprise software operating spend to fund innovation ▪ Scope ▪ PeopleSoft ▪ Oracle Database and Middleware ▪ Oracle Retail ▪ Hyperion ▪ Siebel

Why Financial Services Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 22 Financial Services Market Landscape ▪ Key Competitive Focus: Cost Containment, Business Model Transformation ▪ High Priority IT Spend: Direct consumer marketing and client acquisition ▪ Rimini Success: Nearly 200 global financial services clients ▪ Case Studies: The Iyo Bank, Petros, Phoenix Insurance, Amica Mutual, Aberdeen Asset Management CLIENT SPOTLIGHT Sandra Phillips, RSA Commercial Manager RSA Insurance Group “We wanted to reduce our SAP TCO, especially given that we had no short-to-medium-term plans to upgrade to the latest version or indeed to an S/4HANA upgrade. The significant savings we’ve achieved with independent support has contributed to improved profitability, which in turn contributes to our ability to invest in new applications for the future and wider business initiatives. Rimini Street has been a game-changer for us.” ▪ $9.3B multinational insurance company ▪ Wanted to optimize operations to invest in the future ▪ Reduce total cost of ownership ▪ Ensure uptime and business continuity of the entire SAP landscape ▪ Shift funds to invest in new applications ▪ Scope ▪ SAP ECC 6 ▪ SAP R/3 ▪ SAP UK Payroll ▪ Oracle Database

Why Public Sector Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 23 Public Sector Market Landscape ▪ Key Competitive Focus: Constituent services, capital investment, balance budgets ▪ High Priority IT Spend: More efficient, cost-effective government services ▪ Rimini Success: More than 160 countries, provinces, states, counties, cities, agencies ▪ Case Studies: State of Florida, Gwinnett County, Government of Saskatchewan, Airservices Australia, The Jewish Agency of Israel “There is significant pressure to drive cost reductions in our budget, but at the same time continue to maintain all our essential services and find ways to innovate. Rimini Street understands the importance of quality customer service, which not only delivers significant savings but gives us more time to plan for the future without the pressure of needing to follow a vendor-led upgrade path.” CLIENT SPOTLIGHT Sarah Stevenson Head of Shared Services Center, NCC ▪ $687M county council located in UK ▪ 800K residents, 400 adult and child services ▪ Wanted to reduce costs, use savings to maintain essential services and fund innovation ▪ Scope ▪ SAP ECC 6.0 ▪ Business Objects

Why Services Clients Buy

Construction and Engineering Services Market Landscape

- Key Competitive Focus: Capital investment, cost management, profitability, supply chain
- High Priority IT Spend: Streamlined operations and productivity
- Rimini Success: Over 50 global construction and engineering companies
- Case Studies: Toll Brothers, BrightSource, Kumagai Gumi, Ertech

Property of Rimini Street ©2023 | Proprietary and Confidential

CLIENT SPOTLIGHT

BRAND SAFWAY

- $6.7B global industrial, commercial and infrastructure engineering firm
- 32K employees, 253 global operations
- Wanted single-source vendor model w/ problem-solving capabilities to improve operations
- Support Scope
  - Oracle EBS Unified Support and AMS
  - Oracle Database
  - JD Edwards
  - Salesforce
  - Advanced Application and Middleware Security

"We were struggling with a mountain of tasks, which were incredibly time-consuming, and were looking into hiring additional personnel to help *manage the workload…"*

"We also knew that we weren't realizing the full potential of our Salesforce system *due to this backlog."*

Jay Fisher
CIO
BrandSafway

Why Distribution Clients Buy Property of Rimini Street ©2023 | Proprietary and Confidential 25 Distribution & Transportation Market Landscape ▪ Key Competitive Focus: Accelerate digitization, client acquisition, margins and reduce carbon ▪ High Priority IT Spend: Innovative technologies and analytics to improve inventory, logistics ▪ Rimini Success: More than 150 global distribution and transportation clients ▪ Case Studies: iMarketKorea, Nadro, King Architectural, Guest Services “Our ambition is to deliver an IT roadmap that is driven by business needs rather than by IT, avoiding huge investments and the risks of migrating to other platforms. Knowing that we have Rimini Street as a trusted strategic partner ensuring the stability of our main SAP systems means we have the confidence and capacity to focus on the execution and further development of our goals.” CLIENT SPOTLIGHT Ingo Paas CIO Green Cargo ▪ $4.1B eco-friendly transportation leader in Scandinavia ▪ Wanted to optimize current systems to focus on modernization and digital transformation: ▪ Extend lifespan of mainframe & SAP applications – preserving original investments & lowering risk ▪ Implement agile, low-code IT model to modernize & accelerate business transformation w/ digital tools ▪ Scope ▪ SAP ECC 6 ▪ Business Objects

Financial Information Property of Rimini Street ©2023 26

Key Operating Metrics Property of Rimini Street ©2023 | Proprietary and Confidential 27 1. See definitions on page 36. Gross Revenue Retention Rate(1) Annualized Subscription Revenue(1) Gross Margin Active Clients(1) $271 $302 $349 $393 $420 $0 $100 $200 $300 $400 $500 2018 2019 2020 2021 2022 (US$ in millions)

Historical Financial Performance

(US$ in millions)	2018	2019	2020	2021	2022
Revenue	$253.5	$281.1	$326.8	$374.4	$409.7
Gross Profit	157.5	176.0	200.6	238.0	257.3
Sales & Marketing Expenses	89.5	107.3	114.7	128.5	143.0
General & Administrative Expenses	37.2	47.4	52.2	64.2	75.4
Litigation Expenses, net of Insurance Recoveries	1.3	(0.8)	14.6	16.9	25.3
Reorganization Costs	-	-	-	-	2.5
Right-of-use asset impairment charge	-	-	1.2	1.6	3.0
Operating Income	29.5	22.1	17.9	26.8	8.1
EBITDA[(1)]	(29.8)	26.4	18.0	23.4	10.6
Adjusted EBITDA[(1)]	$35.3	$27.0	$42.6	$55.8	$52.3
Revenue Growth, YoY	18.0%	10.9%	16.3%	14.6%	9.4%
Gross Margin	62.1%	62.6%	61.4%	63.6%	62.8%
Sales & Marketing Expenses, % Revenue	35.3%	38.2%	35.1%	34.3%	34.9%
General & Administrative Expenses, % Revenue	14.7%	16.9%	16.0%	17.1%	18.4%
EBITDA Margin %	(11.8%)	9.4%	5.5%	6.2%	2.6%
Adjusted EBITDA Margin %	13.9%	9.6%	13.0%	14.9%	12.8%
Deferred Revenue	$197	$236	$257	$300	$300

1. EBITDA and Adjusted EBITDA are non-GAAP measures, see reconciliations on page 34 for historical reconciliation to the closest GAAP measure and further defined on page 35.

Observations

- Strong revenue growth across the years
- Gross margin expansion, from scale and efficiencies - AI and machine learning tools, client satisfaction 4.9 out of 5.0
- Increased Adjusted EBITDA[(1)] strong leverage in the financial model
- Working capital driven by upfront payments on subscription sales
- Attractive tax attributes driven by U.S. net operating losses of $140M as of December 31, 2022

Property of Rimini Street ©2023 | Proprietary and Confidential

2028 model anticipates ~20% operating margin Financial Model Property of Rimini Street ©2023 | Proprietary and Confidential 29 Plan Metric FY’23 Guidance FY’28 Model Implied CAGR Revenue $420 to $430M $1B 16% Gross Margin 61% to 62% Mid-60% Range Sales & Marketing 34.5% to 35.5% ~33% General & Administrative 17% to 18% ~10% Litigation ~ 2.3% <1% Operating Margin 6.7% (1) ~20% Operating Income $28.5M (1) ~$200M Adjusted EBITDA $52M to $58M ~23% 1. Calculated at mid-point of FY’23 guidance,GAAP basis.

Capitalization Property of Rimini Street ©2023 | Proprietary and Confidential 30 December 31, 2022 Common Stock and equivalent (millions) Face Amount Fully Diluted GAAP (a) Common Shares weighted average (a) 87.7 87.7 Stock Options (b) 7.0 0.4 Restricted Stock Units (c) 2.0 0.9 Warrants, $5.64 exercise price expire June 2026 3.4 - Total Common Stock and equivalent 100.1 89.0 Cash / Debt ($millions) December 31, 2022 Cash and govt. and agency FI securities $129.1 Bank Term Loan (d) 78.3 Net Cash over Debt $50.8 (a) Fully diluted analysis, as if profitable, see 10-K note 12 (EPS fully diluted). (b) Stock Options, weighted average exercise price $6.17, cashless exercise option, see 10-K note 8. (c) RSU's vest over three years, see 10-K note 8. (d) Bank Term Loan, principal outstanding, see 10-K note 5.

Large & Growing Blue Chip Global Client Base Experienced Management Team Compelling Client Value Proposition Historically High Growth, Predictable Business Model Significant Cash Flow Generation Serviceable Available Market Opportunity In Summary: Company Highlights Property of Rimini Street ©2023 | Proprietary and Confidential 31 • 14% revenue CAGR 2018 thru 2022 • Backlog of $578 million as of December 31, 2022 • Nearly 100% subscription and recurring revenue, 90%+ Revenue Retention Rate(1) • Adjusted EBITDA(2) growth and low CapEx expected to drive growth in cash flow - operating cash flow of $35 million for fiscal year 2022 • Proven management team with experience at leading companies including: • $14.8 billion SAM for Enterprise Software Support • $14.7 billion SAM for Enterprise Software Managed Services and AMS for Salesforce • $4.2 billion SAM for Rimini: Protect, Connect and Consult • Support clients can save up to 90% in total maintenance costs with Rimini Street • No costly, unneeded upgrades or migrations; enables clients to control their own IT strategy and roadmap (Business-Driven Roadmap) 1. See Revenue Retention Rate definition on page 36. 2. Adjusted EBITDA is a non-GAAP measure, see reconciliation on page 34 for historical reconciliation to the closest GAAP measure, and further defined on page 35.

Appendix Property of Rimini Street ©2023 32

Support Level Function Description Level 1 Basic Help Desk Record user requests, attending user phone calls, replying emails, logging issues, basic troubleshooting by using questionnaires relate to the issue Level 2 Technical Support Troubleshooting, technical analysis, request support from software or hardware experts, adequate knowledge and experience on the specified product/service Level 3 Expert Product and Service Support Highest level of technical support, root cause analysis, issue resolution or new feature creation provided by subject matter experts and/or engineers for the product or service. Level 4 Outside or Vendor Support Outsourced support for products or services that are not directly serviced by the Level 3 organization - printer support, machine maintenance or vendor software support. Terminology and Definitions Property of Rimini Street ©2023 | Proprietary and Confidential 33 Traditional IT support levels based on ITIL framework

GAAP to Non-GAAP Reconciliations Property of Rimini Street ©2023 | Proprietary and Confidential 34 (US$ in millions) 2018 2019 2020 2021 2022 GAAP Net Income (Loss) (1) ($66.1) $21.4 $11.6 $75.2 ($2.5) Interest expense 32.5 0.4 0.1 1.6 4.3 Income tax expense (1) 2.0 2.7 4.6 (55.8) 6.3 Depreciation and amortization expense 1.8 1.9 1.8 2.4 2.5 EBITDA ($29.8) $26.4 $18.0 $23.4 $10.6 Litigation costs, net of related recoveries 1.3 (0.8) 14.6 16.9 25.3 Write-off of deferred financing costs 0.7 - - - - Post-judgment interest on litigation appeal award (0.2) (0.2) - - - Other debt financing expenses (2) 58.2 - - - - Loss on embedded derivatives and redeemable warrants, net 0.6 (4) 1.4 4.2 - Impairment charge related operating lease right-of-use assets 0.0 - 1.2 1.6 3.0 Stock-based compensation expense 4.4 5.5 7.5 9.7 10.9 Reorganization costs 2.5 Adjusted EBITDA $35.3 $27.0 $42.6 $55.8 $52.3 1. Includes: (2018) fair-market-value charge for warrants change in classification from equity to liability method, and (2021) deferred income tax gain of $62.3 million. 2. 2018 includes the write-off of debt discount, issuance and other costs from the payoff and termination of our former credit facility, see 2018 form 10-K.

About Non-GAAP Financial Measures and Certain Key Metrics To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. A reconciliation of Adjusted EBITDA is not available on a forward-looking basis because the Company is unable to predict its net income with reasonable certainty due to the effects of foreign currency exchange rates, income tax provisions, future interest rates on our variable rate indebtedness, the non-cash component of employee compensation expense, changes in its working capital and financing needs, and other such items without unreasonable effort. Similarly, the high variability of certain expense items renders us unable to provide a reconciliation to the guidance as to margin and selected expenses as a percentage of revenue presented in our earnings conference call. These items, which depend on various factors and could be material to the Company’s results computed in accordance with GAAP, are uncertain. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below. The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently. Billings represents the change in deferred revenue for the current period plus revenue for the current period. Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients. Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date. Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period. Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below. Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below. Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented: Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries related to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients. Loss on Change in Fair Value of Redeemable Warrants: We have excluded the losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to serving our clients, and therefore we have excluded them. Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period. Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to impairment charges on our leased assets for a portion of one of our locations as we no longer use the space and have revised our estimated loss. Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan. EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense, impairment charges related to operating right- of-use assets and reorganization costs, each as discussed above. Property of Rimini Street ©2023 | Proprietary and Confidential 35

Summary of Operating Metrics Property of Rimini Street ©2023 | Proprietary and Confidential 36 Number of Clients • Active client - Distinct entity, such as a company, an educational or government institution, or a subsidiary, division, or business unit of a company that purchases Rimini Street services to support a specific product • Growth in the number of clients is an indication of the increased adoption of the Company’s enterprise software products and services Annualized Subscription Revenue • The amount of subscription revenue recognized during a quarter and multiplied by four • Gives an indication of the revenue that can be earned in the following 12-month period from the Company’s existing client base assuming no cancellations or price changes occur during that period Gross Revenue Retention Rate • Actual subscription revenue (dollar-based) recognized in a 12-month period from clients that were clients on the day prior to the start of the 12-month period divided by the Company’s annualized subscription revenue as of the day prior to the start of the 12-month period • Provides insight into the quality of Rimini Street’s products and services and the value that the Company’s products and services provide clients Gross Margin • Difference between revenue and the costs incurred in providing the software products and services divided by revenue • Provides an indication of how efficiently and effectively Rimini Street is operating the business and serving clients